UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 15, 2013 (June 28, 2013)

Date of Report (Date of earliest event reported)

Petron Energy II, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-160517	26-3121630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17950 Preston Road, Suite 960

Dallas, Texas 75252

(Address of principal executive offices)

(972) 272-8190

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PETRON ENERGY II, INC.

Form 8-K

Current Report

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On June 28, 2013, the Petron Energy II, Inc. (the “Company”) filed an Amended Certificate of Designation (the “Amended Designation”) with the Nevada Secretary of State revising the terms of the class of the Company’s Series B Convertible Preferred Stock (the “Preferred Stock”). The Amended Designation was approved by the Holders of 100% of the issued and outstanding shares of the Preferred Stock on June 27, 2013. The original Certificate of Designation (the “Original Designation”) of the Preferred Stock was filed with the Commission on Form 8-K on February 17, 2012 and is incorporated herein by reference.

The Amended Designation revised the terms pursuant to which shares of the Company’s Preferred Stock are converted into shares of the Company’s Common Stock. Under the Original Designation, shares of the Company’s Preferred Stock were converted into shares of the Company’s Common Stock based on a fixed Conversion Price determined in accordance with the terms of the Original Designation. Under the Amended Designation, shares of the Company’s Preferred Stock are converted into shares of the Company’s Common Stock based on a Conversion Price that shall be determined at the time of each Conversion, in accordance with the terms of the Original Designation.

The forgoing description of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Series B Convertible Preferred Stock Certificate of Designation, which is included as Exhibit 4.1 hereto, respectively, and is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointments

On July 15, 2013, Mr. Bob Currier (“Mr. Currier”) was appointed to serve as the Chief Financial Officer of the Company and has accepted such appointment. In connection with Mr. Currier’s appointment as Chief Financial Officer of the Company, the Company entered into an Officer Employment Agreement with Mr. Currier (the “Employment Agreement”), effective July 1, 2013, which provides for an initial term of one year, subject to automatic one year renewals thereafter unless the agreement is terminated in accordance with its terms. Pursuant to the terms of the Employment Agreement, Mr. Currier is entitled to receive an annual base salary of $174,000 and shall be issued warrants, on an annual basis, to purchase the common stock of the Company. Mr. Currier will be subject to confidentiality restrictions as well as non-competition restrictions for a period of twelve months following any termination of his employment.

The biography for Mr. Currier is set forth below.

Mr. Bob Currier (age 62) – Mr. Currier has a CPA certificate and has over 35 years of experience both in the public accounting and corporate sectors. Since 1987, Mr. Currier has been involved with entrepreneurial ventures in industries ranging from medical to real estate to oil and gas. With these companies, he has been responsible for developing financial reporting systems, helping raise capital, implementing internal controls and budget preparation. His experience has included both public and private entrepreneurial companies. He has also worked on SEC reporting engagements on a contract basis.

Mr. Currier started his professional career in 1971 with the audit staff at Ernst & Ernst in Kansas City. After six years, he transferred to the Paris, France office where he spent six years working on the audit of the French national oil company (Elf Aquitaine) and U. S. companies such as Eli Lilly and Harris Corporation. On the French national oil company audit, he was responsible for the exploration and production subsidiaries, the consolidation and joint venture audits. From Paris, he moved to the Dallas office and transitioned from oil and gas auditing to entrepreneurial services and was named the Vice Chairman of the entrepreneurial services group. Mr. Currier’s experience with the entrepreneurial services group included working with business plans and financial projections for various start-up companies.

Family Relationships

Mr. Currier is not related to any officer or Director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
4.1	Amended Certificate of Designation for Series B Convertible Preferred Stock
10.1	Employment Agreement made and entered into, effective July 1, 2013, by and between Petron Energy II, Inc. and Bob Currier

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 15, 2013

Petron Energy II, Inc.
By: /s/ Floyd L. Smith
Floyd L. Smith
Chief Executive Officer